Exhibit 24.3

Certified Resolution of the
Board of Directors of Merck & Co., Inc.

I, Debra A. Bollwage, Senior Assistant Secretary of Merck & Co., Inc. (the “Company”), a company duly organized and existing under the laws of the State of New Jersey, do hereby certify that the following is a true copy of a resolution adopted on January 21, 2009, by unanimous written consent of all of the Directors of said Company in accordance with Section 14A:6-7.1 of the New Jersey Business Corporation Act and in connection with the approval and filing of a registration statement with the Securities and Exchange Commission:

Approval of Registration Statement on Form S-3

WHEREAS, in connection with stock options and restricted stock units held by certain former employees and directors of Merck Sharp & Dohme Corp. (“MSD”) whose employment or service to MSD had terminated prior to the effective time of the merger transactions between, inter alia, the Company and MSD (the “Former MSD Employees and Directors”), the Board has determined that it is in the best interests of the Company and its stockholders to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Equity S-3”) for the issuance and sale from time to time of shares of Common Stock pursuant to awards granted to such Former MSD Employees and Directors before his or her termination of service under the MSD 2007 Incentive Stock Plan, Merck & Co., Inc. 2006 Non-Employee Directors Stock Option Plan, MSD 2004 Incentive Stock Plan, MSD 2001 Incentive Stock Plan, MSD 1996 Incentive Stock Plan, the Merck & Co., Inc. 2001 Non-Employee Directors Stock Option Plan, the Merck & Co., Inc. 1996 Non-Employee Directors Stock Option Plan, the Rosetta Inpharmatics, Inc. 2000 Stock Plan and/or the Rosetta Inpharmatics, Inc. 1997 Stock Plan (the “Outstanding Awards”).

NOW, THEREFORE, BE IT HEREBY:

RESOLVED, that the designated officers of the Company be, and each of them hereby is, authorized to prepare or cause to be prepared, and to execute, in the name and on behalf of the Company, and to file or cause to be filed with the SEC, (i) the Equity S-3 in substantially the form attached as Appendix A hereto, which sets forth the relevant terms and conditions of the Outstanding Awards, with such changes, additions and modifications thereto as they may approve, and (ii) such amendments and supplements to the Equity S-3, including without limitation, post-effective amendments to the Equity S-3, together with such exhibits and other documents as such officer may deem necessary or advisable, in each case for the purpose of registering under the Securities Act of 1933, as amended (the “1933 Act”), up to 65,149,855 shares of Common Stock for issuance and sale at any time and from time to time in connection with the settlement of the Outstanding Awards (provided that such number of shares shall be adjusted prior to the filing of the Equity S-3 if deemed necessary by the designated officers); and it is further

RESOLVED, that the designated officers of the Company be, and each of them hereby is, authorized to execute such other instruments, make all payments and do or cause to be done all such other acts and things as, in the opinion of any such officer, may be necessary, advisable or desirable, in order that the Equity S-3 shall become and remain effective under the 1933 Act; and it is further

RESOLVED, that the Senior Vice President, Secretary and Assistant General Counsel of the Company be, and she hereby is, designated and appointed the agent for service of process on the Company under the 1933 Act in connection with the Equity S-3 and any and all amendments (including, without limitation, post-effective amendments) and supplements thereto, with all the powers incident to such appointment; and it is further

RESOLVED, that the designated officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Common Stock offered pursuant to the settlement of the Outstanding Awards under the securities or Blue Sky laws of any of the states and other jurisdictions of the United States, or under any similar laws of any jurisdictions outside the United States in which the Common Stock offered pursuant to the settlement of Outstanding Awards will be offered for sale, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published all such applications, reports, consents to service of process, appointments of attorneys to receive service of process, resolutions and other papers and instruments as may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification (or execution) for as long as they deem necessary or advisable or as may be required by law for the offering, issuance and sale of the Common Stock; and it is further

RESOLVED, that the designated officers of the Company who execute the Equity S-3 or any amendment thereto (whether on behalf of the Company or as officers thereof, or both) be, and each of them hereby is, authorized and empowered to execute a power of attorney appointing any of the named officers, individually and not jointly, as attorney-in-fact, to execute the Equity S-3 and any amendment or supplement thereto, in any such capacity, and to cause the Equity S-3 and any amendments or supplements thereto to be filed with the SEC, if appropriate, and with all other appropriate governmental and private organizations; and it is further

RESOLVED, that the appropriate filings be made to the Financial Industry Regulatory Authority (“FINRA”) relating to the issuance or sale of any Common Stock pursuant to settlement of the Outstanding Awards and that the designated officers of the Company be, and each of them hereby is, designated by the Company to appear before any person or body with the authority to make such changes in any agreements between the Company and such person or body as may be required by FINRA; and it is further

RESOLVED, that the designated officers of the Company be, and each of them hereby is, authorized to pay any and all expenses and fees arising in connection with the registration and issuance and sale of the Common Stock pursuant to the settlement of Outstanding Awards (i) under the 1933 Act, (ii) under the securities or Blue Sky laws of the various states and jurisdictions of the United States and jurisdictions outside the United States, (iii) in connection with the review, if any, of the legality of the Common Stock for investment under the legal investment laws of the various states and jurisdictions of the United States, (iv) in connection with the review, if any, of the issuance and sale the Common Stock pursuant to the settlement of Outstanding Awards by FINRA, and (v) otherwise; and it is further

RESOLVED, that the designated officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to make application to the SEC for registration of the Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and to prepare, or cause to be prepared, and to execute and cause to be filed with the SEC and any securities exchange an application or applications for such registration and any and all amendments thereto and any additional certificates, documents, letters and other instruments which any said officer may deem necessary or desirable; and it is further

RESOLVED, that in connection with any offering of the Common Stock in connection with or related to the Outstanding Awards, each of the designated officers of the company is hereby authorized in the name and on behalf of the Company to approve one or more preliminary and final prospectuses and supplements thereto relating to the offering and sale of Common Stock in connection with or related to the Outstanding Awards; and it is further

RESOLVED, that the designated officers of the Company be, and each of them hereby is, authorized to obtain whatever securities permits, registrations, qualifications, exemptions or licenses may be necessary to issue the shares pursuant to the settlement of the Outstanding Awards under the securities laws of the United Sates, any state, possession or territory of the United States and any foreign jurisdictions, as the designated officers may determine; and it is further

RESOLVED, that the designated officers of the Company be, and each of them hereby is, authorized to make all filings, pay all required fees and expenses, execute all necessary listing applications and other agreements and take all other action necessary to list the shares pursuant to the settlement of the Outstanding Awards on such securities exchanges inside or outside the United States, as such designated officer may deem appropriate; and it is further

RESOLVED, that to the extent permitted by applicable law and not prohibited by the Company’s Restated Certificate of Incorporation or By-Laws, the Company shall (i) indemnify and hold harmless each and every past and present director and officer of the Company against any and all losses, claims, damages or liabilities to which such officer or director may become subject, under the 1933 Act, the 1934 Act, any state Blue Sky or securities laws, domestic or foreign, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise in connection with the Equity S-3 or any amendments (including, without limitation, post-effective amendments) or supplements thereto and any Prospectuses included therein, or other agreements thereunder, and (ii) reimburse each such director and officer for any legal or other expenses reasonably incurred by him or her in connection with investigating or defending any such action or claim; and it is further

RESOLVED, that the designated officers of the Company be, and each of them hereby is, authorized to take, or cause to be taken, any and all action which each such officer may deem necessary or desirable to carry out the purpose and intent of the foregoing resolutions, and to make, execute and deliver, or cause to be made, executed and delivered, all agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Company as each such officer may deem necessary or desirable, in connection therewith, and to perform, or cause to be performed, the obligations of the Company under the Outstanding Awards, the Equity S-3 and any other agreements referred to herein; and it is further

RESOLVED, that all actions taken prior to the adoption of these resolutions by any officer, director or committee of the Board in connection with the transactions contemplated herein are hereby ratified, confirmed and approved.

General

RESOLVED, that except as otherwise provided herein, the designated officers shall consist of the Chairman, President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Executive Vice President and General Counsel, the Senior Vice President, Secretary and Assistant General Counsel and the Vice President and Treasurer and any other officer of the Company so designated by one of the forgoing officers; and each of their respective designees, if any; and it is further

RESOLVED, that the designated officers be, and each of them hereby is, authorized and empowered to execute and deliver, in the name and on behalf of the Company, such documents and instruments, take all such further actions on behalf of the Company, and pay all such expenses, as they or any of them may deem necessary, desirable, advisable or appropriate to carry out the purposes of the resolutions adopted by this Consent, and the execution and delivery of each such document or instrument, the taking of any such action, and the payment of each such expense shall be conclusive evidence of its necessity or advisability; and it is further

RESOLVED, that all actions which have previously been taken by the Company or any designated officer in connection with the matters contemplated by any of the resolutions adopted by this Consent be, and they hereby are, approved, ratified and confirmed in all respects; and it is further

RESOLVED, that each or any of the designated officers, acting on behalf of the Company, be, and hereby is, authorized to execute in the future any amendments or other documents that may be required or desirable to modify, amend, maintain, extend, renew, or evidence the documents and matters described in this Consent; and it is further

RESOLVED, that the signature of any designated officer, or their respective designees, to any document, instrument or certificate executed and delivered in connection with any or all of the events or documents described in the resolutions adopted by this Consent shall be conclusive evidence of the authority of such designated officer or designee to execute and deliver such document, instrument or certificate; and it is further

RESOLVED, that the designated officers be, and each hereby is, authorized to certify to the adoption and deliver true copies of the resolutions adopted by this Consent.

IN WITNESS WHEREOF, I have hereunto subscribed my signature and affixed the seal of the Company this 22nd day of January, 2010.

By:	/s/ Debra A. Bollwage
Debra A. Bollwage
Senior Assistant Secretary

[Corporate Seal]